UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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LATTICE SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 13, 2011

TO OUR STOCKHOLDERS:

You are cordially invited to attend the annual meeting of the stockholders of Lattice Semiconductor Corporation, which will be held on Tuesday, May 3, 2011, at 1:30 p.m. Pacific Time, at our corporate headquarters, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the meeting. Included with the Proxy Statement is a copy of our 2010 Annual Report to Stockholders for the fiscal year ended January 1, 2011. We encourage you to read the 2010 Annual Report to Stockholders. It includes our audited financial statements and information about our operations, markets, and products.

It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your shares as soon as possible. If you received a proxy card and other proxy materials by mail, you may vote online, by telephone, or by signing and dating the proxy card and returning it in the envelope provided. A copy of the Proxy Statement and our 2010 Annual Report to Stockholders is available online at http://bnymellon.mobular.net/bnymellon/lscc. Voting by telephone or over the Internet or by returning the proxy card will ensure your representation at the meeting but does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely,

Darin G. Billerbeck

President and Chief Executive Officer

Whether or not you plan to attend the meeting, please vote your shares as soon as possible. You can vote your shares by telephone, online or by signing and dating a proxy card and returning it to the address provided on the proxy card. If you receive more than one proxy card because you own shares that are registered differently, then please vote all of the shares shown on all of your proxy cards following instructions listed on each of the individual proxy cards. Thank you.

5555 NE Moore Court

Hillsboro, Oregon 97124-6421

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 3, 2011

TO OUR STOCKHOLDERS:

The annual meeting of stockholders of Lattice Semiconductor Corporation will be held at our corporate headquarters, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, on Tuesday, May 3, 2011, at 1:30 p.m., Pacific Time, for the following purposes:

1.	To elect six directors, each for a term of one year;

2.	To approve our 2011 Non-Employee Director Equity Incentive Plan;

3.	To approve, as an advisory vote, the compensation of the Company’s named executive officers;

4.	To approve, as an advisory vote, the frequency of future advisory votes on named executive officer compensation;

5.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 10, 2011, are entitled to vote at the meeting or any adjournment thereof. More information about these business items is described in the accompanying proxy statement. Any of the above matters may be considered at the annual meeting at the date and time specified above or at an adjournment or postponement of such meeting.

All stockholders are invited to attend the meeting in person. Whether or not you plan to attend the meeting, to assure your representation at the meeting, please vote as soon as possible. You are being provided a proxy card and other proxy materials by mail, and you may vote by mailing a completed proxy card or by telephone or online. For specific voting instructions, please refer to the information provided in the accompanying proxy statement, together with your proxy card. A copy of the Proxy Statement and our 2010 Annual Report to Stockholders is available online at http://bnymellon.mobular.net/bnymellon/lscc. Any stockholder of record entitled to vote at the meeting may vote in person at the meeting even if he or she has returned a proxy.

By Order of the Board of Directors

Byron W. Milstead

Secretary

Hillsboro, Oregon

April 13, 2011

5555 NE MOORE COURT

HILLSBORO, OREGON 97124-6421

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our board of directors is soliciting proxies to be used at the 2011 annual meeting of stockholders to be held at our corporate headquarters and principal executive offices, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421 on Tuesday, May 3, 2011, at 1:30 p.m., Pacific Time, or at any adjournment thereof.

This Proxy Statement, our 2010 Annual Report to Stockholders and the proxy card, is first being sent on or about April 13, 2011, to all stockholders entitled to vote at the meeting.

Purpose of Annual Meeting

The purpose of this annual meeting is:

1.	To elect David E. Coreson, Darin G. Billerbeck, Patrick S. Jones, W. Richard Marz, Gerhard H. Parker and Hans Schwarz as directors of the Company, each for a term of one year;

2.	To approve the Company’s 2011 Non-Employee Director Equity Incentive Plan;

3.	To approve, as an advisory vote, the compensation of the Company’s named executive officers;

4.	To approve, as an advisory vote, the frequency of advisory votes on future named executive compensation; and

5.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

The board of directors recommends that stockholders vote “FOR” the election of David E. Coreson, Darin G. Billerbeck, Patrick S. Jones, W. Richard Marz, Gerhard H. Parker and Hans Schwarz as directors of the Company. The board of directors recommends that stockholders vote “FOR” the approval of the 2011 Non-employee Director Equity Incentive Plan. The board of directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers. The board of directors recommends that stockholders vote for a frequency of “3 YEARS” for future advisory votes on executive compensation. The board of directors recommends that stockholders vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Who Can Vote

Record holders of common stock at the close of business on March 10, 2011, may vote at the meeting. On March 10, 2011, there were 118,102,766 shares of common stock outstanding. Each stockholder has one vote for each share of common stock owned as of the record date. The common stock does not have cumulative voting rights.

How to Vote

Stockholders may vote their shares in person at the annual meeting, by mail, by telephone or online over the Internet. Stockholders who hold their shares through a bank, broker or other nominee should vote their shares in the manner prescribed by the bank, broker or other nominee.

Voting in Person at the Meeting. If you attend the annual meeting and plan to vote in person, we will provide you with a ballot at the annual meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the annual meeting, you will need to bring to the meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Voting by Mail. By signing the proxy card and returning it to the address provided on the proxy card, you are authorizing the individuals named on the proxy card to vote your shares at the annual meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting so that your shares will be voted if you are unable to attend the meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone. To vote by telephone, please follow the instructions included on your proxy card that you received in the mail. If you vote by telephone, you do not need to complete and mail a proxy card.

Voting over the Internet. To vote over the Internet, please follow either the instructions included on your proxy card that you received in the mail. If you vote over the Internet, you do not need to complete and mail a proxy card. The internet voting procedures are designed to comply with Delaware law, to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

If you deliver a proxy card by mail or vote by telephone or over the Internet, the proxy holders will vote your shares in accordance with the instructions that you provide. If you do not specify how to vote your shares, the proxy holders will vote them (i) “For” each of the nominees for director named herein, (ii) “For” the approval of the 2011 Non-Employee Director Equity Incentive Plan, (iii) “For” approval of the compensation of the Company’s named executive officers, (iv) “For” a frequency of “3 Years” for future advisory votes on executive compensation, and (v) “For” ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and (vi) in accordance with the recommendations of our board of directors, or, if no recommendation is given, in the discretion of the proxy holders, on any other business that may properly come before the meeting or any adjournment or adjournments thereof.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

•	sending a written notice of revocation to the Secretary of Lattice Semiconductor Corporation (the “Company”), at 5555 NE Moore Court, Hillsboro, Oregon 97124-6421;

•	entering a new vote by telephone, over the Internet or by submitting a properly signed proxy with a later date; or

•	voting in person at the meeting.

Vote Required for the Proposals

The votes required to approve the proposals to be considered at the annual meeting are as follows:

Proposal 1—Election of Directors. The six nominees for the board of directors receiving the highest number of affirmative votes cast at the meeting, in person or by proxy, will be elected as directors. You may vote “FOR” the nominees for election as directors, or you may “WITHOLD” your vote with respect to one or more nominees. For purposes of determining whether a quorum exists for the meeting, if you return a proxy card or vote by telephone or over the Internet and withhold your vote from the election of all directors, your shares will be counted as present.

If the election of directors at this annual meeting is uncontested and any director receives a greater number of “WITHHELD” votes than “FOR” votes, then pursuant to our Corporate Governance Policies, such director shall submit a letter of resignation for consideration by the nominating and governance committee. The nominating and governance committee shall recommend to the board of directors the action, including acceptance or rejection, to be taken with respect to such offer of resignation. Within 120 days of the stockholder meeting, the board of directors shall act with respect to such offer of resignation.

Proposal 2—Approval of 2011 Non-Employee Director Equity Incentive Plan. Approval of the 2011 Non-Employee Directors Equity Incentive Plan requires the affirmative vote of a majority of the total votes cast on the proposal (under applicable NASDAQ listing standards) and a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting (under Delaware law). You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to approve the Non-employee Director Equity Incentive Plan.

Proposal 3—Approval of Compensation of Named Executive Officers. Approval of the non-binding, advisory vote on the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting. The Board will consider the outcome of the vote when making future decisions regarding the compensation of the Company’s named executive officers. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve the compensation of the Company’s named executive officers.

Proposal 4—Approval of the Frequency of Future Advisory Votes on Named Executive Officer Compensation. For the non-binding advisory vote on the proposal to approve the frequency of future advisory votes on named executive officer compensation, the alternative that receives the highest number of votes cast by shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting will be the frequency selected by the stockholders. Although the Board will consider the advice of the stockholders in determining how frequently the Company will hold future advisory votes on named officer compensation, the results of the vote are not binding on the Company. The Board may decide that, after considering the results of this vote, it is in the best interest of stockholders and the Company to hold an advisory vote on the compensation of our named executive officers more or less frequently than the frequency approved by our stockholders. You may vote “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN” on the proposal regarding the frequency of future advisory votes on named executive officer compensation.

Proposal 5—Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting. If the appointment of KPMG LLP is not ratified, the audit committee will take the results of this vote under advisement in evaluating whether to retain KPMG LLP. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Quorum; Abstentions; and Broker Non-votes

A majority of the shares of common stock issued and outstanding on March 10, 2011, the record date for the annual meeting, present in person at the meeting or represented at the meeting by proxy, will constitute a quorum. A quorum must be present in order to hold the annual meeting and to conduct business. Your shares are counted as being present if you vote in person at the meeting, by telephone, over the Internet, or by submitting a properly executed proxy card.

Abstentions are counted as shares present at the meeting for purposes of determining whether a quorum exists. Abstentions have no effect on Proposal 1, the election of directors, or Proposal 4, the approval of the frequency of future advisory votes on named executive compensation. Because abstentions will be included in tabulations of the votes cast and shares entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal 2, the approval of the 2011 Non-Employee Directors Equity Incentive Plan, Proposal 3, the approval of the Company’s named executive officer compensation, and on Proposal 5, the ratification of the selection of our independent registered public accounting firm.

If your broker holds your shares in its name (also known as “street name”), the broker is not permitted to vote your shares if it does not receive voting instructions from you on any on any matters that are not “discretionary” matters. Shares that are not permitted to be voted by your broker are called “broker non-votes.” Under the Delaware General Corporation Law, broker non-votes count as being present for purposes of determining whether a quorum of shares is present at a meeting but are not counted for purposes of determining the number of votes cast for or against a proposal. Broker non-votes will have no effect on Proposal 1, the election of directors, because directors are elected by a plurality of the votes cast. Broker non-votes also will have no effect on Proposal 2, the approval of the 2011 Non-Employee Directors Equity Incentive Plan, Proposal 3, the approval of the Company’s named executive officer compensation, and Proposal 4, the approval of the frequency of future advisory votes on named executive officer compensation, because broker non-votes will not be included in tabulations of votes cast and shares entitled to vote for purposes of determining whether a proposal has been approved. Broker non-votes will have no effect on Proposal 5, ratification of the appointment of our independent registered public accounting firm, because brokers or nominees have discretionary authority to vote on this proposal. We urge you to give voting instructions to your broker on all voting items.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is comprised of seven members. In May 2009, the stockholders of the Company approved a proposal to declassify the board of directors effective with the 2010 annual meeting of stockholders. In June 2009, the Company amended its articles of incorporation to implement the declassification of the board of directors. Directors elected at and after the 2010 annual meeting of stockholders will serve a one-year term. Previously, directors were divided into three classes and served staggered three year terms. Continuing directors elected prior to the 2010 annual meeting of stockholders will serve the remainder of their staggered terms, such that the term of one director will expire in 2012. Pursuant to action by the nominating and governance committee of the board of directors, the Company will be nominating six directors, named below, at the meeting to serve one-year terms ending in 2012. We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote your shares for the election of the six nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for the nominee, we will vote your shares for that other person.

The following briefly describes the nominees for director and the directors whose terms will continue. In addition, a description of the specific experience, qualifications, attributes and skills that led our board of directors to conclude that each of the nominees and the continuing member of the board of directors should serve as a director follows the biographical information of each nominee and continuing director below. Except as otherwise noted, each nominee or continuing director has served in his principal occupation for at least ten years. There are no arrangements or understandings between any director and any other person pursuant to which the director is or was to be selected as a director. There are no family relationships among any of our directors or executive officers. There are no material proceedings to which directors, executive officers or 5% stockholders are adverse to the Company. There have been no legal proceedings involving directors or executive officers during the last ten years material to such person’s ability to serve as an officer or director or to such person’s integrity.

Nominees

Darin G. Billerbeck, age 51, has served as the Company’s President and Chief Executive Officer and as a director since November 2010. Prior to joining the Company, Mr. Billerbeck served as the Chief Executive Officer of Zilog, a microcontroller manufacturer, which was acquired by IXYS Corporation in February 2010. Prior to joining Zilog in January 2007, Billerbeck served 18 years in various executive and management positions at Intel Corporation, a global technology company, including as Vice President and General Manager of Intel’s Flash Products Group from 1999 to 2007.

Mr. Billerbeck brings to the Company extensive experience in semiconductor management, business development, product development and research and development experience obtained at a diversity of semiconductor companies, including senior management responsibility at a leading Fortune 100 semiconductor company. Mr. Billerbeck also brings to the Company the experience obtained by his prior service as the chief executive officer of a publicly-listed company.

David E. Coreson, age 64, has served as a director of the Company since 2005. Mr. Coreson served in various management and engineering positions at Tektronix, Inc., an electronics manufacturer, from 1966 until his retirement in 2004. From 2001 until 2004, he served as Senior Vice President of Central Operations at Tektronix.

Mr. Coreson brings to the Company extensive experience in all aspects of worldwide manufacturing and customer service. He also has broad-based experience managing engineering in a high technology environment. During his thirty-eight years of experience in the high technology environment, Mr. Coreson gained extensive experience managing operations in China, Japan and Europe.

Patrick S. Jones, age 66, has served as a director of the Company and chairman of the board since 2005. Mr. Jones served as the Senior Vice President and Chief Financial Officer of Gemplus International S.A., a provider of smart card empowered solutions, from 1998 until he retired in 2001. He served as the Vice President Finance, Corporate Controller for Intel Corporation, a global technology company, from 1992 until 1998. Prior to joining Intel, Mr. Jones served as the Chief Financial Officer of LSI Corporation, an electronics design company. Mr. Jones serves on the board of directors of Epocrates Inc., Fluidigm Corporation, Openwave Systems, Inc. and Novell, Inc., as well as on the boards of directors of several private venture backed companies in Europe and the United States. He served on the board of directors of Genesys S.A. from 2001 until 2008.

Mr. Jones brings to the Company extensive financial management experience and financial expertise, having served as both a controller and chief financial officer of several publicly listed semiconductor and high technology companies. Mr. Jones has extensive international experience, having lived and worked in Europe, South America and Asia, and having served on the boards of directors of companies in Europe. He brings significant experience providing oversight to companies requiring “turnaround” assistance, including public and private companies. Mr. Jones’s service on public and private company boards also brings significant governance experience to the Company.

W. Richard Marz, age 67, has served as a director of the Company since 2007. His current term expires in 2011. Mr. Marz is the founder and President of MMW Group, a technology consulting firm. Prior to founding MMW Group, he served in various senior management positions with LSI Corporation, an electronics design company, from 1995 until 2006. From 2003 until 2006, he was LSI’s Executive Vice President, Worldwide Strategic Marketing. From 2001 until 2003, he served as Executive Vice President, ASIC Technology and Executive Vice President, Communication and ASIC Technology. Mr. Marz serves on the board of directors of Perceptron Inc.

Mr. Marz brings to the Company over forty years of extensive sales, marketing and engineering experience in semiconductor and related industries. Mr. Marz managed the field applications engineering activities in two corporations and the corporate marketing functions in two global semiconductor companies. Mr. Marz also brings significant governance experience to the Company by way of his service on the boards of directors of various public and private companies.

Gerhard H. Parker, age 67, has served as a director of the Company since 2005. Mr. Parker served in various management and engineering positions with Intel Corporation, a global technology company, from 1969 until his retirement in 2001. From 1998 until 2001, he served as Executive Vice President for Intel’s New Technology Group. From 1991 until 1998, Mr. Parker served as the General Manager of Intel’s Technology and Manufacturing Group. Mr. Parker is also a member of the board of directors of Applied Materials Inc. and FEI Company.

Mr. Parker brings to the Company extensive manufacturing, engineering, business and operational experience developed as a senior executive in a global Fortune 100 company. His broad knowledge of the semiconductor industry is enhanced by his service on the boards of the leading semiconductor equipment manufacturer and a leading TEM and SEM company. Mr. Parker’s service on these other boards also brings extensive governance experience to the Company.

Hans Schwarz, age 53, has served as a director of the Company since June 2009. Mr. Schwarz is the founder of c365, a web-based energy analytic start-up company. Prior to founding c365, he served as the managing director of Galleon’s late stage private crossover venture fund from 2007 until 2009. Mr. Schwarz served in various management, business development and product development positions with Xilinx Inc., a supplier of programmable logic devices, from 1992 until 2007. Prior to his departure from Xilinx in 2007, he served as the company’s Vice President, Business Development and Strategy.

Mr. Schwarz brings to the Company extensive semiconductor experience including fifteen years of engineering, management and business development experience in the programmable logic semiconductor industry. He has specific experience and expertise in business and strategy development with an emphasis in semiconductors, associated customer systems and business partners. Mr. Schwarz is an experienced mergers and acquisitions and strategic investments practitioner with particular focus on associated new and emerging technologies, intellectual property vendors and potential strategic partners.

Continuing Director

Balaji Krishnamurthy, age 57, has served as a director since 2005. His current term expires in 2012. Mr. Krishnamurthy is the founder and has served as the President of LogiStyle, a firm that consults with corporations and their boards regarding leadership, corporate culture, governance and strategy, since 2005. From 1999 until 2005, he served as President, Chief Executive Officer and a director of Planar Systems Inc., a provider of flat panel display solutions for the medical, commercial, industrial and retail markets. From 2003 until 2005, he served as the chairman of Planar’s board of directors. Mr. Krishnamurthy held various management, engineering and marketing positions at Tektronix Inc., an electronics manufacturer, from 1984 until 1999.

Mr. Krishnamurthy brings to the Company extensive experience managing engineering, marketing and operations in a high technology environment. He is a recognized leader in the field of executive compensation. Mr. Krishnamurthy also brings to the Company the experience obtained by his prior service as the chief executive officer of a publicly-listed company.

Required Vote

The nominees receiving the highest number of affirmative votes cast at the meeting, in person or by proxy, shall be elected as directors.

If the election of directors at this annual meeting is uncontested and any director receives a greater number of “WITHHOLD” votes than “FOR” votes, then pursuant to our Corporate Governance Policies, such director shall submit a letter of resignation for consideration by the nominating and governance committee. The nominating and governance committee shall recommend to the board of directors the action, including acceptance or rejection, to be taken with respect to such offer of resignation. Within 120 days of the stockholder meeting, the board of directors shall act with respect to such offer of resignation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF DARIN G. BILLERBECK, DAVID E. CORESON, PATRICK S. JONES, W. RICHARD MARZ, GERHARD H. PARKER AND HANS SCHWARZ AS DIRECTORS OF THE COMPANY.

CORPORATE GOVERNANCE AND OTHER MATTERS

Director Independence

The board of directors has determined that each of our directors, except Mr. Billerbeck, is independent within the meaning of the applicable rules and regulations of the SEC and the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”), as currently in effect. Furthermore, the board of directors has determined that each of the members of each of the committees of the board of directors is “independent” under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ, as currently in effect.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the board of directors at our annual meetings of stockholders, directors are encouraged to attend. All directors attended the last annual meeting of stockholders, other than Mr. Billerbeck who was appointed to the board subsequent to the annual meeting,.

Board Meetings and Committees

In fiscal 2010, the board of directors held a total of eleven meetings. The independent directors meet regularly without the presence of management. Mr. Jones, in his capacity as chairman of the board, led meetings of independent directors in fiscal 2010. Each of our current directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which such director served.

Our board of directors currently has three standing committees: the audit committee, the compensation committee, and the nominating and governance committee. Each of these committees operates under a written charter adopted by the board of directors. Copies of each of the committee charters are available on our website at the following address: http://ir.latticesemi.com/phoenix.zhtml?c=117422&p=irol-govHighlights.

The board has elected to maintain a leadership structure with an independent director serving as the chairman. Although we recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies, we believe our current board leadership structure is optimal for the Company as it provides for strong independent exercise of the board’s oversight responsibilities.

Audit Committee

The Company has a separately designated standing audit committee. The audit committee oversees the accounting and financial reporting process and the external audit process of the Company and assists the board of directors in the oversight and monitoring of (i) the integrity of the financial statements of the Company, (ii) the internal accounting and financial controls of the Company, (iii) compliance with legal and regulatory requirements, and (iv) the qualifications, performance, and independence of the Company’s independent registered public accounting firm. In this capacity, the audit committee is responsible for appointing, approving the compensation of, and overseeing the work of the independent registered public accounting firm. In addition, the audit committee reviews and approves all work performed by the independent registered public accounting firm. The audit committee meets regularly with management and with our independent registered public accounting firm, which has access to the audit committee without the presence of management representatives.

During fiscal 2010, the audit committee was composed of Mr. Jones (chairman of the committee), Mr. Krishnamurthy, and Mr. Parker. The audit committee met eight times in fiscal 2010. Our board of directors has determined that the audit committee members meet the financial literacy requirements under applicable NASDAQ rules and that Mr. Jones qualifies as an audit committee financial expert under applicable SEC rules.

It is management’s responsibility to manage risk on a daily basis and bring to the board of directors’ attention the most material risks to the Company. Although the board of directors has overall responsibility for oversight of risk management with a focus on the most significant risks facing the Company, the board has delegated to the audit committee responsibility for establishment with the Company’s management of a process by which the material risks facing the Company are identified. Each quarter, the committee receives a risk update from management, comprised of a list of major risks faced by the Company and the status of actions taken to mitigate those risks. Throughout the year, the board and the audit committee dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. The audit committee also routinely meets with various Company compliance personnel to obtain a periodic assessment of compliance issues facing the Company.

Compensation Committee

The compensation committee evaluates and, subject to obtaining the agreement of all the independent directors, approves our chief executive officer’s compensation, approves the compensation of our other executive officers, and reviews succession planning for the chief executive officer position. The committee also administers our equity plans and handles other compensation issues. During fiscal 2010, the compensation committee was composed of Mr. Coreson , Mr. Krishnamurthy, Mr. Marz (chairman of the committee), and Mr. Schwarz. The compensation committee met eight times in fiscal 2010.

The compensation committee, comprised of directors who satisfy the independence requirements of NASDAQ, the SEC, and the Internal Revenue Code, reviews, approves, and administers our executive compensation program. As set forth in the committee charter, the role of the compensation committee is to act for the board of directors to oversee the compensation of our chief executive officer and other executive officers, and to oversee the executive officer compensation plans, policies, and programs of the Company. The committee also oversees our employee equity incentive plans, and reviews and approves equity grants to our employees.

The compensation committee annually evaluates and, subject to obtaining the agreement of all the independent directors, approves the chief executive officer’s compensation, including (i) the annual base salary, (ii) the annual cash-based variable compensation program, including the specific goals and target award amounts, (iii) equity compensation, (iv) any employment agreement, severance arrangement, or change in control agreement/provision, and (v) any other benefits, compensation, or arrangements. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of the chief executive officer, evaluates his performance in light thereof, and considers other factors related to the performance of the Company, including accomplishment of the Company’s long-term business and financial goals.

The compensation committee also annually evaluates and approves for the other executive officers of the Company (i) the annual base salary, (ii) the annual cash-based variable compensation program, including the target award amounts, (iii) equity compensation, (iv) any employment agreement, severance arrangement, or change in control agreement/provision, and (v) any other benefits, compensation, or arrangements. The compensation committee consults with the chief executive officer regarding the specific goals established for the other executive officers in connection with the annual cash-based variable compensation program.

The compensation committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. We have determined that it is not reasonably likely that compensation policies and practices for out employees would have a material adverse effect on the Company. The full board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

The compensation committee has the authority to retain its own compensation consultants and outside legal, accounting, and other advisors at the Company’s expense. Such consultants and advisors report directly to the compensation committee and the committee has the authority to approve the fees payable to such advisors by the Company and other terms of retention. The compensation committee does not delegate its authority to such consultants or advisors. In fiscal 2010, the compensation committee engaged the services of Mercer, a compensation consulting firm, and has considered such firm’s input in evaluating compensation trends and best practices, identifying peer group companies and benchmarking compensation data, and other aspects of administering the Company’s executive compensation program and equity compensation programs. Mercer serves at the discretion of the compensation committee.

Nominating and Governance Committee

The nominating and governance committee identifies qualified persons to become directors and recommends candidates for all vacant directorships to be filled by the board of directors or by the stockholders, reviews and evaluates the performance of the board of directors and each committee of the board of directors, makes recommendations to the board of directors for nominees to the committees of the board of directors, and oversees compliance with our corporate governance policies. During fiscal 2010, the nominating and governance committee was composed of Mr. Coreson (chairman of the committee), Mr. Jones and Mr. Marz. The nominating and governance committee met four times in fiscal 2010.

The nominating and governance committee believes that each of the Company’s directors should have certain minimum personal qualifications, including the following:

•	professional competence, expertise, and diversity of background that is useful to the Company;

•	the desire and ability to serve as a director, and to devote the time and energy required to fulfill the responsibilities of the position successfully;

•	character, judgment, experience, and temperament appropriate for a director; and

•	independence, together with personal and professional honesty and integrity of the highest order.

The committee evaluates candidates for nomination on the basis of their individual qualifications, and also on the basis of how such individuals would provide valuable perspective or fill a need on the board of directors. Factors in such determination include:

•	the current size and composition of the board of directors;

•	the independence of the board of directors and its committees;

•	the presence on the board of directors of individuals with expertise in areas useful to the Company;

•	the diversity of individuals on the board of directors, including their personal characteristics, experiences, and backgrounds;

•	the number of other boards on which the candidate serves; and

•	such other factors as the committee or the board of directors consider significant.

The committee believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the committee considers the evolving needs of both the Company and the board and searches for candidates that fill any current or anticipated future gap. The committee also focuses on issues of diversity, such as diversity of education, professional experience and differences in viewpoints and skills. The committee does not have a formal policy with respect to diversity; however, the board and the committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the board, the committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

The nominating and governance committee will consider candidates for our board of directors suggested by its members, other members of the board of directors, our senior management, individuals personally known to members of our board, and our stockholders. From time to time, the committee may solicit proposals for candidates from interested constituencies, or may use paid third-party search firms to identify candidates.

Under the terms of its charter, the committee is obligated to consider in good faith any candidate recommended by one or more of our ten largest unaffiliated stockholders of record, provided that, in the committee’s judgment, the candidate satisfies the criteria for board service set forth in the committee’s charter. The committee evaluates candidates in the same manner regardless of how such candidates are brought to the attention of the committee.

Stockholders who wish to submit names of candidates for our board of directors for consideration by the nominating and governance committee should do so in writing, addressed to the nominating and governance committee, c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, and should include the following information:

•

a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee (if the stockholder believes that they are one of our ten largest unaffiliated stockholders, then the stockholder should include language to this effect in their statement);

•	the name and contact information for the candidate;

•	a statement of the candidate’s occupation and background, including education and business experience;

•	information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

•

a statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company; and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

•	a statement that the candidate is willing to be considered for nomination by the committee and willing to serve as a director if nominated and elected.

Additional information may be requested by the committee as appropriate.

In addition, our bylaws permit stockholders to nominate individuals to stand for election to our board of directors at an annual stockholders meeting. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date specified under “Stockholder Proposals—Other Stockholder Proposals and Director Nominations.” Such notice must include the information specified in our bylaws, a copy of which is available from our corporate secretary upon written request.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the board of directors by writing to us c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. Stockholders who would like their submission directed to a member of the board of directors may so specify, and the communication will be forwarded, as appropriate.

Audit Committee Report

The responsibilities of the audit committee are fully described in the audit committee charter. Management is responsible for maintaining our financial controls and preparing our financial reports. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing an audit report. The audit committee’s responsibility is to execute the audit committee charter and oversee these processes. In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended January 1, 2011 with management and our independent registered public accounting firm.

The audit committee discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with our independent registered public accounting firm the independent accountant’s independence from Lattice and our management.

Based upon the audit committee’s discussions with management and our independent registered public accounting firm and the audit committee’s review of the representations of management, the report of our independent registered public accounting firm, and the information referenced above, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended January 1, 2011, for filing with the SEC.

Audit Committee

Patrick S. Jones, Chairman

Balaji Krishnamurthy

Gerhard H. Parker

PROPOSAL 2: APPROVAL OF THE LATTICE SEMICONDUCTOR CORPORATION

2011 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

We are seeking stockholder approval of the Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan (the “2011 Director Plan”) to replace our existing Lattice Semiconductor Corporation 2001 Outside Director’s Stock Option Plan (the “2001 Director Plan”), which expired effective February 6, 2011, and provide more flexibility in how we structure equity compensation awards for non-employee members of our board of directors going forward. The board of directors adopted the 2011 Director Plan on March 4, 2011, upon recommendation of its compensation committee and subject to stockholder approval at the 2011 annual meeting of stockholders.

The 2011 Director Plan authorizes the issuance of 750,000 shares of our common stock under equity compensation awards to non-employee members of our board of directors. The compensation committee and board of directors believe that these reserved shares are required in order for us to have an adequate reserve of equity incentives to appropriately compensate non-employee members of our board of directors in a way that aligns their interests with those of our stockholders.

As of March 31, 2011, the shares to be authorized for issuance under the 2011 Director Plan represent approximately 0.6% of our outstanding shares of common stock. We anticipate the shares for which we are seeking stockholder approval will be sufficient for our equity compensation program for non-employee members of our board of directors through fiscal year 2012, and that we will need to seek stockholder approval for additional shares at our 2013 annual stockholders meeting.

The principal features of the 2011 Director Plan are summarized below. This summary does not contain all information about the 2011 Director Plan. A copy of the complete text of the 2011 Director Plan is included as Appendix A to this proxy statement, and the following description is qualified in its entirety by reference to the text of the 2011 Director Plan.

Description of the 2011 Non-Employee Director Equity Incentive Plan

Purpose. The purpose of the 2011 Director Plan is to attract, retain and motivate non-employee members of our board of directors by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

Administration. Our board of directors will administer the 2011 Director Plan.

Eligibility. Awards may be granted under the 2011 Director Plan to non-employee directors of the Company selected by the board of directors. As of March 31, 2011, approximately six non-employee directors were eligible to receive awards under the 2011 Director Plan.

Number of Shares. The number of shares of common stock authorized for issuance under the 2011 Director Plan is 750,000. Shares to be issued under the 2011 Director Plan will be drawn from authorized and unissued shares or shares then held or subsequently acquired by the Company as treasury shares. If any change in our stock occurs by reason of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to stockholders other than a normal cash dividend or other change in our corporate or capital structure, the board will make proportional adjustments to the maximum number and kind of securities available for issuance under the 2011 Director Plan and subject to any outstanding award under the 2011 Director Plan, including the per share price of such securities.

Types of Awards. The 2011 Director Plan permits the grant of any or all of the following types of awards:

Stock Options. The board of directors may grant nonqualified stock options under the 2011 Director Plan on the terms and conditions as determined by the board, except that the exercise price of stock options granted under the 2011 Director Plan must generally be at least 100% of the fair market value of the common stock on the date of grant and the term of a stock option cannot exceed ten years. Unless the board otherwise determines, fair market value means, as of a given date, the closing price of our common stock.

Stock Appreciation Rights (SARs). The board may grant SARs under the 2011 Director Plan. SARs are the right to receive payment per share of an exercised SAR in stock or cash, or a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. The term of a stand-alone SAR cannot be more than ten years.

Stock Awards, Restricted Stock and Stock Units. The board may grant awards of shares of common stock, or awards designated in units of common stock, under the 2011 Director Plan. These awards may be made subject to repurchase or forfeiture restrictions at the board’s discretion. The restrictions may be based on continuous service with us or other criteria, as determined by the board.

Other Stock Based Awards. The board may grant other incentives payable in shares of common stock, subject to the terms of the 2011 Director Plan and any other terms and conditions determined by the board.

Repricing. The 2011 Director Plan prohibits the board, without stockholder approval, from lowering the price of an option after it is granted, except in connection with adjustments provided under the 2011 Director Plan, taking any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option at a time when its strike price exceeds the fair market value of the underlying stock, in exchange for cash, another option, restricted stock or units, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

Change in Control. Under the 2011 Director Plan, unless otherwise provided in the instrument evidencing an award or in a written services or other agreement between the participant and us, in the event of a change of control:

•

In the event of a change in control, all awards will become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, immediately prior to the change in control and the awards will terminate at the effective time of the change of control.

•	In the event of certain reorganizations, mergers or consolidations, the Committee may, in its discretion, instead provide that a participant’s outstanding awards will be cashed out.

Definition of Change in Control. Unless the board determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written services or other agreement between a participant and us, a change in control of the Company generally means the occurrence of any of the following events:

•

An acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (a) the then outstanding shares of common stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding generally any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or an affiliate, or the completion of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company pursuant to which specific requirements are met);

•

A change in the composition of the board such that the individuals who, as of the effective date of the 2011 Director Plan, constitute the board cease for any reason to constitute at least a majority of the board (not including directors whose election, or nomination for election by stockholders, was approved by a majority of the incumbent board); or

•	Completion of specified reorganizations, mergers or consolidations or other disposition of all or substantially all of the assets of the Company.

Amendment and Termination. The board of directors may amend the 2011 Director Plan, except that if any applicable statute, rule or regulation requires stockholder approval for an amendment to the 2011 Director Plan, then to the extent so required, stockholder approval will be obtained. The board may also suspend or terminate all or any portion of the 2011 Director Plan at any time, but any suspension or termination may not, without a participant’s consent, materially adversely affect any rights under any outstanding award. Unless sooner terminated by the board, the 2011 Director Plan will terminate ten years after the date of stockholder approval of the 2011 Director Plan.

U.S. Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2011 Director Plan generally applicable to us and to participants in the 2011 Director Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price. Special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price.

Stock Appreciation Rights. A participant generally will not recognize income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards. Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Restricted Stock Awards. Upon receipt of a restricted stock award, a participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election. If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant receives from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the Section 83(b) election, if an election was made. If a participant has to forfeit the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.

Restricted Stock Units. A participant generally will not recognize income at the time a stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares, cash or property the participant receives.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A. We intend that awards granted under the 2011 Director Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Plan Benefits

All awards to non-employee directors under the 2011 Director Plan are made at the discretion of the board. Therefore, the benefits and amounts that will be received or allocated under the 2011 Director Plan are not determinable at this time. However, please refer to the description of grants made to our non-employee directors in the last fiscal year, which are described in this proxy statement under the “2010 Director Compensation Table” subheading starting on page 34. The closing price of our common stock, as reported on the NASDAQ Global Select Market on March 31, 2011, was $5.90 per share.

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are asking stockholders to approve an advisory resolution on the Company’s named executive officer compensation as disclosed in this proxy statement. As described below in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement, the compensation committee has structured our executive compensation program to attract, motivate and retain highly qualified employees, to align our executives’ interests with those of our stockholders and to provide our executives with certain additional compensation when superior financial results are achieved. The compensation committee and the board of directors believe that the compensation policies and procedures articulated in the “Compensation Discussion and Analysis” section of this proxy statement are effective in achieving our goals.

We urge stockholders to read the “Executive Compensation” section of this proxy statement beginning on page 18 of this proxy statement, including the “Compensation Discussion and Analysis” that discusses our named executive compensation for fiscal 2010 in more detail, as well as the “Summary Compensation Table” and other related compensation tables, notes and narrative, appearing on pages 23 through 34 of this proxy statement, which provide detailed information on the compensation of our named executive officers.

In accordance with recently adopted Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the 2011 annual meeting of stockholders:

RESOLVED, that the stockholders of Lattice Semiconductor Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2011 annual meeting of stockholders.

Although this proposal, commonly referred to as a “say-on-pay” vote, is an advisory vote that will not be binding on the board of directors or the compensation committee, the board of directors and the compensation committee will consider the results of this advisory vote when making future decisions regarding our named executive officer compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to recently adopted Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on named executive officer compensation of the nature reflected in Proposal 3 above should occur every year, every two years or every three years.

The compensation committee and the board of directors believe that conducting future say-on-pay advisory votes every three years will provide stockholders with the optimal opportunity to evaluate the effectiveness of our named executive officer compensation program, and its short- and long-term elements, in relation to the business results of the Company. Conducting future advisory votes every three years will also provide the Company with sufficient time to engage with stockholders to understand and respond to the vote results and effectively implement desired changes to the compensation program. More frequent votes could focus disproportionate attention on short-term incentives instead of aligning the compensation program with long-term stockholder interests.

Please note that stockholders will not be voting to approve or disapprove the board of director’s recommendation. The proxy card provides stockholders with the opportunity to vote for one of four options: holding future say-on-pay advisory votes every year, every two years or every three years, or abstaining from the voting on this proposal.

Although this proposal to vote on the frequency of future say-on-pay votes is an advisory vote and will not be binding on the Company, we value the opinions of our stockholders and the compensation committee and board of directors will take into account the results of this advisory vote when considering how frequently to conduct future advisory votes on named executive officer compensation. In addition, the board of directors and the compensation committee may decide to conduct future say-on-pay advisory votes on a more or less frequent basis than recommended above or approved by the Company’s stockholders, and may decide to vary the frequency of future say-on-pay advisory votes, including based on factors such as discussions with our stockholders and material changes to our named executive officer compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR A FREQUENCY OF “3 YEARS” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

We believe that executive compensation arrangements and practices should be clear and unambiguous, and should be fully approved by the compensation committee and disclosed to stockholders. We endeavor to attract, motivate and retain highly qualified employees, to align our executives’ interests with those of our stockholders and to provide our executives with certain additional compensation when superior financial results are achieved.

We believe our senior management has the highest potential to impact our business results and thus variable, performance-based cash compensation should constitute a higher percentage of our executives’ overall potential cash compensation. We also believe that senior management performance should be measured primarily by business results that are linked to stockholder interests.

We strive to maintain an egalitarian culture in which the compensation programs offered to all employees are aligned to ensure consistent effort to achieve financial and operational goals and thus, to increase stockholder value. We believe that senior management should be held to the same standards as other employees. Therefore, we offer only limited enhanced benefits to senior management, and only with a direct business purpose.

We believe that cash-based variable compensation of executive officers should be directly linked to our short-term or annual performance, while longer-term incentives, such as equity compensation, should be aligned with the objective of enhancing stockholder value over the long term. We believe the use of equity compensation strongly links the interests of Company management to the interests of our stockholders.

In addition, we believe that our total compensation packages must be competitive with other companies in our industry to ensure that we can continue to attract, retain, and motivate the senior executives whom we believe are critical to our long-term success. We believe that we can accomplish our executive compensation goals while maintaining appropriate levels of internal pay equity, both between the chief executive officer and other executives, and between executives and other non-executive employees.

Recent Changes to Executive Officer Compensation Policies

Annual Burn Rate Commitment for Equity Compensation Awards

In February 2011, the compensation committee and Board of Directors approved an annual burn rate commitment pursuant to which the number of shares subject to equity compensation awards to be granted during 2011, 2012 and 2013 will not exceed, as an average over the three-year period, 4% of the Company’s outstanding shares per year (measured as the weighted-average common shares outstanding, excluding treasury shares, for each year). For purposes of this calculation, one full value share may equal up to 1.5 option shares, as calculated consistent with Institutional Shareholder Services (ISS) policy regarding the volatility of the Company’s common stock, which may change from year to year.

Amended Equity Compensation Plans to Prohibit Repricing Stock Options Without Shareholder Approval

In February 2011, the committee also approved amendments to the Company’s 1996 Stock Incentive Plan, 2001 Stock Plan and 2001 Outside Director’s Stock Option Plan to prohibit repricing of stock options without shareholder approval going forward.

Stock Ownership and Retention Requirements

In February 2011, the compensation committee recommended and the Board adopted the requirement that the Company’s chief executive officer, not more than five years after the date of initial employment, maintain ownership of the Company’s stock equal in value to three times the chief executive officer’s base salary. In addition, the compensation committee adopted a requirement that each of the Company’s officers will be required to hold for a minimum of 24 months after the applicable payment date all shares acquired pursuant to RSUs.

Restitution or Recovery Policy

In February 2011, the Board approved amendments to the Company’s Corporate Governance Policies to provide that the Company will seek to recover, at the direction of the compensation committee after it has considered the costs and benefits of doing so, and to the extent permitted by applicable law, incentive compensation awarded or paid to an executive officer of the Company for a fiscal period if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment.

Other Executive Benefit Arrangements and Gross Ups

In February 2011, the compensation committee adopted a policy eliminating the payment of all tax gross-ups for the Company’s executive officers except for tax gross-ups for relocation expenses.

Comparisons to Benchmark Data

As part of its process for reviewing and approving executive compensation for fiscal 2010, the compensation committee used benchmark data for a peer group of companies, principally mid-sized technology companies located in California and Oregon. Benchmark data was collected and analyzed with the assistance of Mercer. Peer group comparisons were judged in part with reference to the relative size and financial performance of the Company and the members of the peer group.

For fiscal 2010, the peer group consisted of the following companies:

Applied Micro Circuits Corporation

Actel Corp. (subsequently acquired by Microsemi Corporation)

Cirrus Logic, Inc.

Cyprus Semiconductor Corporation

DSP Group, Inc.

Micrel, Inc.

Monolithic Power Systems, Inc.

Microsemi Corporation

Netlogic Microsystems Inc.

PMC-Sierra, Inc.

Power Integrations, Inc. Silicon Image, Inc.

Semitech, Inc.

Silicon Laboratories, Inc.

Standard Microsystems Corporation

TriQuint Semiconductor, Inc.

The compensation committee analyzed the benchmark data primarily to ensure that the executive compensation program as a whole was competitive with compensation programs at peer group companies. The compensation committee did not generally target a specific position in the range of benchmark data for each individual executive or for each component of compensation. In determining the amounts of each component of compensation for each executive officer, the committee considered its judgment as to executive’s level of responsibility, prior experience, past job performance, contribution to the Company’s success, capability and results achieved, and reviewed the benchmark data. The compensation committee did not generally apply formulas or assign these factors specific mathematical weights, but rather exercised its business judgment and discretion.

Fiscal 2010 Executive Compensation

The principal components of fiscal 2010 executive compensation are base salary, annual cash-based incentive compensation, and long-term equity incentive compensation.

In determining the fiscal 2010 compensation package for the chief executive officers and the Company’s other named executive officers, the compensation committee considered all components of the officers’ compensation. Based on the factors discussed above, the compensation committee has determined that the total compensation of the chief executive officers and the other named executive officers of the Company, including the potential payouts in the case of severance and change of control arrangements, were reasonable and not excessive.

Base Salary

Base salaries for our named executive officers for fiscal 2010 were set based on competitive factors including the need to attract and retain and motivate superior performance by our executive officers and the historic salary structure for various levels of responsibility within the Company. The compensation committee periodically conducts surveys of companies in our industry in order to determine whether our executive base salaries are in a competitive range. The committee’s review of salaries in 2010 indicated that executive salaries general fell between the 25th and 50th percentile of salaries for comparable positions at peer companies. No adjustments were made to the salaries of any of our existing executive officers during 2010. In November 2010 the Company engaged a new chief executive officer. In determining a base salary for the new chief executive officer, the committee reviewed survey data relating to peer companies in our industry and negotiated a salary between the 25th and 50th percentile of salaries for this position.

Annual Cash-based Incentive Compensation

The Company’s annual cash incentive compensation program is intended to align executive officer interests with our short term corporate strategy and correlate pay with the achievement of short-term Company objectives and financial performance.

For fiscal 2010 the chief executive officer, other executive officers, and other members of senior management, including vice presidents and director-level employees, together with all other employees of the Company were eligible to participate in the Company’s 2010 Cash Incentive Plan (the “2010 Plan”). Under the 2010 Plan, individual cash awards for the chief executive officer and other executive officers would be paid based on the achievement of both Company performance, as measured by achievement of GAAP operating income performance goals, and specific individual performance goals. The compensation committee determined the individual performance goals for the chief executive officer, and the chief executive officer determined the individual performance goals for the other named executive officers. The goals related to achievement of certain financial performance, product development, customer development and operational efficiency targets.

Certain of the participating named executive officers received an increase in their 2010 Plan target award amounts to align them with their peers and as a reflection of the Company’s potential for superior financial performance. In setting the 2010 Plan award target amounts for the named executive officers for fiscal 2010, the compensation committee determined the overall affordability of the 2010 Plan and considered the industry benchmark data provided by the compensation consultant.

The 2010 Plan required that the Company be profitable on a GAAP operating basis, or there would be no payments under the 2010 Plan. Under the 2010 Plan, the aggregate target cash awards for all executive management participants in the 2010 Plan, including the chief executive officer, other executive officers, and other members of senior management, including vice presidents and director-level employees, totaled approximately $1.7 million, and the aggregate maximum cash award for all management participants totaled approximately $3.4 million. Three levels of Company financial performance were projected (labeled L2, L3, and L4 in the table below) and the GAAP operating income targets were required to be met for the Plan to fund at each of the three levels. In the chart below, funding is listed for a top performing individual. If company performance fell between two performance levels (such as between L3 and L4), the Plan was to be funded on a curve.

Company Financial Performance Structure (Annual Figures)

	L2		L3		L4
GAAP Operating Income		$3.1M		$8.7M		$20.0M
Budget Pool for Executives		$.60M		$1.7M		$3.0M
Budget Pool for Other Employees		$.58M		$1.7M		$3. 5M

Executive Plan Element Funding Levels (% of Annual Salary)	•	20%	•	50%	•	100%

The Company’s operating income for fiscal 2010 exceeded the L4 performance goal by more than $30 million so cash incentives were paid to plan participants at the L4 level, subject to adjustment for achievement of individual goals. The individual goal achievement of the executive officers participating in the program ranged from 88% to 93%. Specific payments to executive officers are set forth in the 2010 Summary Compensation Table at page 23.

Long-Term Equity Incentive Compensation

The Company’s equity incentive plans are intended to motivate and reward the achievement of long-term Company performance and to motivate and retain key personnel. In fiscal 2010, the committee engaged the services of Mercer to review the Company’s equity compensation programs. Based on this review and other deliberations, the committee determined not to grant any equity awards to its existing named executive officers during fiscal 2010. The committee also determined that, as a result of the increase in the Company’s stock price during fiscal 2010, it would return to its practice of granting a blend of options and RSUs in connection with its annual grants in fiscal 2011. The committee also determined that it would explore the design of a performance share program during fiscal 2011 to replace the grant of RSUs in fiscal 2012. The committee intends that the vesting of such shares or the payment of value at the end of the performance period be contingent on the achievement of performance goals. The committee made and intends in the future to make annual replenishment grants during its regularly scheduled board meeting during the first fiscal quarter, commencing in fiscal 2011, to align the timing of these grants with the review of executive officer and other employee performance.

Our initial grant to our new chief executive officer in fiscal 2010 was targeted at the median based on our benchmark data to be competitive with similar grants to chief executive officers by companies in our peer group based on our valuation of the grants using the Black-Scholes valuation model.

Accounting and Tax Considerations

In determining the compensation programs, practices and packages offered to the Company’s executive officers for fiscal 2010, the compensation committee took into consideration the accounting and tax effects of each component of compensation and aims to keep the compensation expenses associated with such programs, practices and packages within reasonable levels.

Under Section 162(m) of the Internal Revenue Code and related regulations of the Internal Revenue Service, the Company generally receives a federal income tax deduction for compensation paid to our five most highly paid executive officers only if the compensation is less than $1 million during any year or is “performance-based” under Section 162(m). Our 1996 Stock Incentive Plan and our 2001 Stock Plan were both designed to permit our compensation committee to grant stock options and other equity compensation awards that are “performance-based” and thus fully tax-deductible to the Company.

The cash compensation paid to all executive officers was less than $1 million per person in 2010. In the future, we may from time to time pay compensation to our executive officers that may not be deductible when, for example, we believe such compensation is appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and/or the executive’s performance.

2010 Summary Compensation Table

The following table sets forth summary information concerning compensation for our named executive officers, which includes our CEO, our CFO, each individual who served in such capacities during our fiscal year ended January 1, 2011, and our other three highest compensated executive officers for fiscal 2010.

	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(12)	All Other Compensation ($)(2)	Total ($)
Billerbeck, Darin G. President & CEO(3)	2010	69,236		300,000	(4)	0	1,681,875	0	0	2,051,111

Guilmart, Bruno Former President & CEO(5)	2010 2009 2008	413,942 615,000 307,506		0 0 290,000	(6)	0 0 0	0 460,850 2,416,200	0 0 0	16,227 0 166,495	430,169 1,075,850 3,180,201

Potter, Michael G. Corporate VP & CFO(7)	2010 2009	293,755 256,029		0 50,000	(8)	0 0	0 385,620	255,200 0	4,821 56,430	553,776 748,079

Fanning, Christopher M.	2010	348,830	(13)	0		0	0	265,050	3,022	616,902
Corporate VP & General Manager, Low Density & Mixed Signal Solutions(9)	2009	285,000		0		37,317	120,497	0	4,501	447,315

Riley, Sean P.	2010	255,257		0		0	0	230,007	1,774	487,038
Corporate VP & General Manager, High Density Solutions(10)	2009	250,008		0		0	92,170	0	1,666	343,844

Milstead, Byron W	2010	252,506		0		0	0	220,504	5,206	478,216
Corporate VP & General Counsel(11)	2009 2008	245,004 158,319		0 50,000	(6)	0 51,968	119,821 268,727	0 0	8,816 2,208	373,641 531,222

(1)	This amount represents the aggregate grant date fair value computed in accordance with the requirements of FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Amounts shown do not reflect compensation actually received by the named executive officer. The assumptions used to calculate the value of the option awards are set forth in Note 14 in the Notes to Consolidated Financial Statements in our Annual Report on form 10-K for the fiscal year ended January 2, 2010.
(2)	Additional information regarding the amounts provided in this column is provided in the All Other Compensation Table that follows this table.
(3)	Mr. Billerbeck joined the Company as President and Chief Executive Officer on November 8, 2010.
(4)	In 2010, Mr. Billerbeck was awarded a signing bonus of $300,000 in accordance with the terms of his employment agreement.
(5)	Mr. Guilmart joined the Company as President and Chief Executive Officer on July 7, 2008. He left the Company on September 4, 2010.
(6)	In 2008, Mr. Guilmart and Mr. Milstead were awarded signing bonuses of $290,000 and $50,000 respectively in accordance with the terms of their employment agreements.
(7)	Mr. Potter joined the Company as Corporate Vice President and Chief Financial Officer on February 17, 2009. As disclosed in a Form 8-K filed on March 18, 2011, Mr. Potter will leave the Company effective April 15, 2011.
(8)	In 2009, Mr. Potter was awarded a signing bonus of $50,000 in accordance with the terms of his employment agreement.
(9)	Mr. Fanning was designated an executive officer in 2009. As disclosed in a Form 8-K filed on March 25, 2011, Mr. Fanning will leave the Company effective April 23, 2011.
(10)	Mr. Riley was designated an executive officer in 2009.
(11)	Mr. Milstead joined the Company as Corporate Vice President, General Counsel and Secretary on May 14, 2008.

(12)	The compensation committee of the board of directors approved payments under the 2010 Cash Incentive Plan in January 2011. The committee approved cash awards of $255,200, 265,020, 230,007 and 220,504 to Messrs. Potter, Fanning, Riley and Milstead, respectively, at that time. No payments were made under the 2009 Bonus Plan or the 2008 Executive Variable Compensation Plan.
(13)	Mr. Fanning served as Interim Chief Executive Officer from September 4, 2010 until November 8, 2010. His salary during 2010 included a supplemental amount paid for this service pursuant to a letter agreement between Mr. Fanning and the Company as previously disclosed in the amended Form 8-k filed with the SEC on September 1, 2010.

2010 All Other Compensation Table

The following table sets forth information concerning items included in the All Other Compensation column of the Summary Compensation Table for the fiscal year ended January 1, 2011.

Name	Supplemental Life Insurance Premiums ($)	Supplemental Disability Insurance Premiums ($)	401(k) Match ($)	Other ($)		Total ($)
Billerbeck, Darin G. President & CEO	0	0		0		0

Guilmart, Bruno Former President & CEO	0	0		16,227	(1)	16,227

Potter, Michael G. Corporate VP & CFO	875	1,450	500	1,996	(2)	4,821

Fanning, Christopher M. Corporate VP & General Manager, Low Density & Mixed Signal Solutions	803	1,719	500	0		3,022

Riley, Sean P. Corporate VP & General Manager, High Density Solutions	555	719	500	0		1,774

Milstead, Byron W. Corporate VP & General Counsel	3,442	1,265	500	0		5,206

(1)	Under the terms of his employment agreement, the Company paid Mr. Guilmart’s health insurance premium under the ASFE-Mobility Plan.
(2)	Under the terms of his employment agreement, Mr. Potter received relocation assistance of up to $50,000. Mr. Potter incurred reimbursable relocation expenses in the amount of $50,000, of which $1,996 was paid in 2010. Under the Company’s relocation practices in effect at the time, he also received tax reimbursement of $8,924 on the taxable portion of the relocation assistance, of which $831 was paid in 2010.

2010 Grants of Plan-Based Awards Table

The following table sets forth information regarding plan-based awards granted during the fiscal year ended January 1, 2011 to each of our named executive officers.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(1)
			Threshold ($)	Target ($)	Maximum ($)
Billerbeck, Darin G. President & CEO	Stock Option	11/8/2010				750,000	(2)	$4.86	1,681,875

Guilmart, Bruno Former President & CEO	Cash Incentive Plan Award		0	$615,000	$922,500

Potter, Michael G. Corporate VP & CFO	Cash Incentive Plan Award		0	$145,000	$290,000

Fanning, Christopher M. Corporate VP & General Manager, Low Density & Mixed Signal Solutions	Cash Incentive Plan Award		0	$142,504	$285,008

Riley, Sean P. Corporate VP & General Manager, High Density Solutions	Cash Incentive Plan Award		0	$125,000	$250,000

Milstead, Byron W. Corporate VP & General Counsel	Cash Incentive Plan Award		0	$122,502	$245,004

(1)	Fair value as of the grant date was determined in accordance with ASC 718, excluding the effect of any estimated forfeitures. The assumptions used to calculate the value of the option awards are set forth in Note 14 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended January 1, 2011.
(2)	These stock options were granted on November 8, 2010. The options vest at the rate of 25% of the total option shares as of one year from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Amounts in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table represent potential payments of awards under our 2010 Cash Incentive Plan (the “2010 Plan”). Each named executive officer’s award is based on a specified percentage of his annual base salary. The actual amounts paid to each named executive officer are set forth under Non-Equity Incentive Plan Compensation in the Summary Compensation Table at page 23. See also the “Compensation Discussion and Analysis” above for more information about our 2010 Plan. Amounts in the Bonus column of the Summary Compensation Table represent signing bonuses paid to the executive officer pursuant to his respective employment agreement. See below for more information regarding these employment agreements.

Other elements of executive compensation include participation in a broad-based life and disability insurance program, broad-based medical benefits, and the ability to defer compensation pursuant to a broad-based 401(k) plan. Matching contributions of up to $500 were paid in 2010. Matching contributions vest after four years of employment. The Company does not maintain a pension plan or any other defined benefit retirement plans.

The Company provides certain supplemental life and disability insurance coverage to executive officers and certain other members of senior management. Because the Company negotiates these insurance arrangements on a bulk basis, such insurance coverage, whether issued on a group basis or individually underwritten, is obtained by the Company at rates that are likely to be better than those obtainable by individuals seeking comparable insurance coverage on their own. The premiums paid by the Company for such supplemental insurance are considered a taxable benefit to the employee, and , prior to 2010, the Company made payments on behalf of the executive officers and such other members of senior management for the estimated effect of taxes on such premium payments, as disclosed in the Summary Compensation Table below.

The principal equity component of executive compensation historically has been our employee stock option program. In past years, stock options were typically granted when an executive joined us and on an annual basis thereafter under a replenishment program. Initial stock option grants vest over a period of four years. The purpose of the annual replenishment program is to ensure that our executives always have options that vest in increments over a subsequent four-year period. Stock options are also occasionally granted for promotions or other special achievements. Stock options provide a means of retention and motivation for our executives and also align their interests with long-term stock price appreciation.

All stock option grants have a per share exercise price equal to the fair market value of our stock on the date of grant. The Company has not granted, nor does it intend in the future to grant, equity-based compensation awards (stock options and/or restricted stock units) to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our stock, such as a significant positive or negative earnings announcement. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates.

CEO Employment Agreement

Effective November 8, 2010, in connection with the hiring of Darin G. Billerbeck as the President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Billerbeck, which sets forth terms and provisions governing Mr. Billerbeck’s employment as President and Chief Executive Officer. Certain terms of Mr. Billerbeck’s agreement are as follows:

Salary. As of the Start Date, Mr. Billerbeck received a base salary at an annual rate of not less than $450,000.

Annual Incentive. Mr. Billerbeck will be a participant in the Company’s cash incentive plan established by the Company from time to time. Mr. Billerbeck will be eligible for an annual incentive bonus of 60% of his base salary in 2011 and of 100% in subsequent years (or such higher figure as the Compensation Committee of the Board of Directors (the “Committee”) may select) (the “Target Bonus”) upon the achievement of specific milestones to be established by Mr. Billerbeck and the Committee. Upon superior achievement of the performance milestones, Mr. Billerbeck may earn a maximum annual incentive bonus of up to 150% of his Target Bonus.

Sign-on Bonus. Within 30 days of the Start Date, Mr. Billerbeck received a sign-on bonus of $300,000. Mr. Billerbeck is required to refund the sign-on bonus to the Company if he voluntarily terminates his employment within twelve months or if he is terminated “Cause” (as defined the agreement). This bonus was paid in lieu of any relocation expenses.

Stock Options. As of the Start Date, Mr. Billerbeck was granted a nonstatutory stock option to purchase 750,000 shares of Company common stock under the Company’s 2001 Stock Plan or the 1996 Stock Plan at an exercise price equal to the closing price of a share of Company common stock on the date of grant. The shares subject to such option will be scheduled to vest at a rate of 25% of the shares subject to the option vesting on the first anniversary of his start date, with an additional 6.25% of the shares subject to the option vesting thereafter in equal quarterly installments.

Mr. Billerbeck is eligible for additional equity grants in accordance with Company guidelines, at times and in amounts to be determined by the Committee.

Employee Benefits. Mr. Billerbeck is eligible to participate in any employee benefit plans or arrangements on no less favorable terms than for other Company executives.

Severance. In the event of an “Involuntary Termination” (as defined in the agreement) of Mr. Billerbeck’s employment, the Company will pay Mr. Billerbeck an amount equal to (i) Mr. Billerbeck’s then base salary, plus Mr. Billerbeck’s then target bonus amount, plus (ii) if he elects to continue health insurance coverage under COBRA, the amount of his monthly premium until the earlier of twelve months after the termination date or the date he commences receiving substantially equivalent coverage in connection with new employment. Additionally, Mr. Billerbeck will become immediately vested in all of his outstanding equity awards as if he continued service with the Company for an additional 12 months.

If there is an Involuntary Termination of Mr. Billerbeck’s employment, and such termination occurs immediately prior to a change in control or within 24 months following the change in control, then Mr. Billerbeck will immediately fully vest in all of his outstanding equity awards. Additionally, the Company will pay Mr. Billerbeck an amount equal to (i) 2.0 times Mr. Billerbeck’s then base salary, plus 2.0 times Mr. Billerbeck’s then target bonus amount, plus (ii) duration of COBRA coverage as set forth above.

The severance benefits will be subject to Mr. Billerbeck entering into (and not subsequently revoking) a separation agreement and release of claims, and agreeing to certain non-compete, non-solicitation and non-disparagement provisions that would be in effect for 12 months following his termination date.

Excise Tax. In the event that the severance payments and other benefits payable to Mr. Billerbeck constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Billerbeck’s severance and other benefits shall be either (i) delivered in full, or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Billerbeck on an after-tax basis of the greatest amount of benefits.

Other Executive Employment Agreements

In May 2008, in connection with the hiring of Byron W. Milstead as Corporate Vice President, General Counsel and Secretary, the Company entered into an employment agreement with Mr. Milstead. This agreement outlined the basic terms of Mr. Milstead’s compensation package. In addition, the agreement provided for certain severance benefits to be paid to Mr. Milstead under the same conditions that such benefits would be required to be paid under the chief executive officer’s employment agreement. All severance payments were conditioned upon the execution by the recipient of the payment of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement.

In September 2008, in connection with the hiring of Sean Riley as Corporate Vice President & General Manager, High Density Solutions, the Company entered into an employment agreement with Mr. Riley. This agreement outlined the basic terms of Mr. Riley’s compensation package. In addition, the agreement provided for certain severance benefits to be paid to Mr. Riley under the same conditions that such benefits would be required to be paid under the chief executive officer’s employment agreement. All severance payments were conditioned upon the execution by the recipient of the payment of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement.

In December 2008, the Company entered into an amended and restated employment agreement with Mr. Christopher M. Fanning, its Corporate Vice President & General Manager, Low Density and Mixed Signal Solutions. This agreement outlined the basic terms of Mr. Fanning’s compensation package. In addition, the agreement provided for certain severance benefits to be paid to Mr. Fanning under the same conditions that such benefits would be required to be paid under the chief executive officer’s employment agreement. All severance payments were conditioned upon the execution by the recipient of the payment of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement. In March 2011, the Company announced that Mr. Fanning will leave the Company on April 25, 2011.

In February 2009, in connection with the hiring of Michael G. Potter as Corporate Vice President and Chief financial Officer, the Company entered into an employment agreement with Mr. Potter. This agreement outlined the basic terms of Mr. Potter’s compensation package. In addition, the agreement provided for certain severance benefits to be paid to Mr. Potter under the same conditions that such benefits would be required to be paid under the chief executive officer’s employment agreement. All severance payments were conditioned upon the execution by the recipient of the payment of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement. In March 2011, the Company announced that Mr. Potter will leave the Company on April 15, 2011.

2010 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information with respect to all unexercised options and unvested stock grants as of the fiscal year end, January 1, 2011, that have been previously awarded to the named executive officers.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Name	Exercisable		Unexercisable
Billerbeck, Darin G.	0	(2)	750,000	4.86	11/8/2017
President & CEO

Guilmart, Bruno
Former President & CEO

Potter, Michael G.	168,750	(4)	281,250	1.40	2/17/2016
Corporate VP & CFO	6,250	(3)	75,000	1.98	11/3/2016

Fanning, Christopher M.	41,151	(5)	18,842	2.59	2/5/2015	639	(8)	3,872
Corporate VP & General Manager, Low Density & Mixed Signal Solutions	62,500	(6)	62,500	1.73	11/3/2015	3,141	(9)	19,034
	19,848	(7)	25,518	1.50	2/3/2016	13,994	(10)	84,804
	25,000	(3)	75,000	1.98	11/3/2016

Riley, Sean P.	173,125	(11)	196,875	2.27	9/22/2015
Corporate VP & General Manager, High Density Solutions	25,000	(3)	75,000	1.98	11/3/2016

Milstead, Byron W.	0	(12)	116,682	2.32	08/04/2015	9,800	(13)	59,388
Corporate VP & General Counsel	0	(3)	97,500	1.98	11/3/2016

(1)	The market value of shares that have not vested was determined based on the fair market value of the Company’s common stock as of December 31, 2010, the last business day of fiscal 2010.
(2)	These stock options were granted on November 8, 2010. The options vest at the rate of 25% of the total option shares as of one year from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.
(3)	These stock options were granted on November 3, 2009. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.
(4)	These stock options were granted on February 17, 2009. The options vest at the rate of 25% of the total option shares as of one year from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.
(5)	These stock options were granted on February 5, 2008. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.
(6)	These stock options were granted on November 3, 2008. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.
(7)	These stock options were granted on February 3, 2009. The options vest at the rate of 25% of the total option shares as of one year from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.
(8)	These RSUs were granted on February 6, 2007. The RSUs vest at the rate of 6.25% of the total RSUs as of three months from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(9)	These RSUs were granted on February 5, 2008. The RSUs vest at the rate of 6.25% of the total RSUs as of three months from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.
(10)	These RSUs were granted on February 3, 2009. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.
(11)	These stock options were granted on September 22, 2008. The options vest at the rate of 25% of the total option shares as of one year from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.
(12)	These stock options were granted on August 4, 2008. The options vest at the rate of 25% of the total option shares as of one year from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.
(13)	These RSUs were granted on August 4, 2008. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

2010 Option Exercises and Stock Vested Table

The following table sets forth information for the fiscal year ended January 1, 2011 with respect to the shares acquired pursuant to option exercises and shares acquired on vesting for the named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Billerbeck, Darin G.
President & CEO

Guilmart, Bruno	1,093,750	2,117,004
Former President & CEO

Potter, Michael G.	68,750	297,813
Corporate VP & CFO

Fanning, Christopher M.			15,952	64,356
Corporate VP & General Manager, Low Density & Mixed Signal Solutions

Riley, Sean P.	80,000	234,460
Corporate VP & General Manager, High Density Solutions

Milstead, Byron W.	182,518	579,623	5,600	25,508
Corporate VP & General Counsel

(1)	The value realized on exercise was determined based on the difference between the market price on the date of exercise and the exercise price.
(2)	The value realized on vesting was determined based on the fair market value of the Company’s common stock on the date of vesting.

Potential Payments upon Termination or Change-In-Control

The following paragraphs summarize the terms of the employment agreements between the Company and each of Mr. Billerbeck, Mr. Potter, Mr. Fanning, Mr. Riley and Mr. Milstead that provide for payment of benefits to our named executive officers at, following, or in connection with, any termination of such named executive officer’s employment with the Company.

Darin G. Billerbeck

In the event of an “Involuntary Termination” (as defined in the agreement) of Mr. Billerbeck’s employment, the Company will pay Mr. Billerbeck an amount equal to (i) Mr. Billerbeck’s then base salary, plus Mr. Billerbeck’s then target bonus amount, plus (ii) if he elects to continue health insurance coverage under COBRA, the amount of his monthly premium until the earlier of twelve months after the termination date or the date he commences receiving substantially equivalent coverage in connection with new employment. Additionally, Mr. Billerbeck will become immediately vested in all of his outstanding equity awards as if he continued service with the Company for an additional 12 months.

If there is an Involuntary Termination of Mr. Billerbeck’s employment, and such termination occurs immediately prior to a change in control or within 24 months following the change in control, then Mr. Billerbeck will immediately fully vest in all of his outstanding equity awards. Additionally, the Company will pay Mr. Billerbeck an amount equal to (i) 2.0 times Mr. Billerbeck’s then base salary, plus 2.0 times Mr. Billerbeck’s then target bonus amount, plus (ii) duration of COBRA coverage as set forth above.

The severance benefits will be subject to Mr. Billerbeck entering into (and not subsequently revoking) a separation agreement and release of claims, and agreeing to certain non-compete, non-solicitation and non-disparagement provisions that would be in effect for 12 months following his termination date.

Other Named Executive Officers

Under the terms of the employment agreements with each of Mr. Potter, Mr. Fanning, Mr. Riley and Mr. Milstead, in the event that the officer’s employment is terminated by the Company without Cause (as defined in the agreements) or by the Officer for Good Reason (as defined in the agreements), the Company will pay an amount equal to (i) the officer’s then base salary, plus a pro-rata portion of the officer’s then target bonus amount to each of Mr. Potter and Mr. Milstead, and (ii) 0.75 times the executive officer’s base salary plus the executive officer’s target bonus amount to each of Mr. Fanning and Mr. Riley.

In the event that the officer’s employment is terminated by the Company without Cause or by the Officer for Good Reason, and such termination occurs immediately prior to a change in control or within 24 months following the change in control, then the officer will immediately fully vest in all of his outstanding equity awards. Additionally, the Company will pay the officer an amount equal to the officer’s then base salary, plus the officer’s then target bonus amount.

The severance benefits will be subject to the officer entering into (and not subsequently revoking) a separation agreement and release of claims, and agreeing to certain non-compete, non-solicitation and non-disparagement provisions that would be in effect for 12 months following his termination date.

The following table provides information regarding the amounts that would have been owed to our named executive officers if their employment with the Company had been terminated as of December 31, 2010, the last business day of our fiscal year ended January 1, 2011.

Name	Basis of Termination	Accrued Unpaid Salary ($)	Unreimbursed Business Expenses ($)	Severance Payment ($)		Continuation of Insurance Benefit ($)	Accelerated Vesting of Stock Options and Restricted Stock Units ($)
Billerbeck, Darin G. President & CEO	Voluntary Termination	8,654	3,237	0		0	0

	Terminated without Cause or Termination by Employee with Good Reason	8,654	3,237	450,000	(1)	17,658	225,000	(2)

	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	8,654	3,237	900,000	(3)	17,658	900,000	(4)

Potter, Michael G. Corporate VP & CFO	Voluntary Termination	5,673	0	0		0	0

	Terminated without Cause or Termination by Employee with Good Reason	5,673	0	440,000	(5)	17,658	0

	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	5,673	0	440,000	(6)	17,658	$1,616,625	(7)

Name	Basis of Termination	Accrued Unpaid Salary ($)	Unreimbursed Business Expenses ($)	Severance Payment ($)		Continuation of Insurance Benefit ($)	Accelerated Vesting of Stock Options and Restricted Stock Units ($)

Fanning, Christopher M. Corporate VP & General Manager, Low Density & Mixed Signal Solutions	Voluntary Termination	5,615	442	0		0	0

	Terminated without Cause or Termination by Employee with Good Reason	5,615	442	361,500	(8)	13,244	0

	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	5,615	442	434,500	(6)	17,658	866,079	(7)

Riley, Sean P. Corporate VP & General Manager, High Density Solutions	Voluntary Termination	4,942	0	0		0	0

	Terminated without Cause or Termination by Employee with Good Reason	4,942	0	317,754	(8)	13,244	0

	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	4,942	0	382,004	(6)	17,658	1,052,156	(7)

Milstead, Byron W. Corporate VP & General Counsel	Voluntary Termination	4,904	0	0		0	0

	Terminated without Cause or Termination by Employee with Good Reason	4,904	0	377,502	(5)	17,658	0

	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	4,904	0	377,502	(6)	17,658	893,579	(7)

(1)	This amount is equal to 1.0 times Mr. Billerbeck’s base salary plus 1.0 times his target cash award under the 2010 Cash Incentive Plan. Mr. Billerbeck was not eligible to participate in the 2010 Cash Incentive Plan due to the timing of his employment start date.
(2)	This amount represents the aggregate value of the in-the-money stock options that would have become exercisable as a result of acceleration of vesting provided for in Mr. Billerbeck’s employment agreement if the Company had terminated him without Cause or if Mr. Billerbeck had terminated his employment with Good Reason on December 31, 2010. The closing price of our common stock on December 31, 2010 (the last day in fiscal 2010 that financial markets were open), was $6.06.
(3)	This amount is equal to 2.0 times Mr. Billerbeck’s base salary plus 2.0 times his target cash award under the 2010 Cash Incentive Plan. Mr. Billerbeck was not eligible to participate in the 2010 Cash Incentive Plan due to the timing of his employment start date.
(4)

This amount represents the aggregate value of the in-the-money stock options that would have become exercisable as a result of acceleration of vesting provided for in Mr. Billerbeck’s employment agreement if, within 24 months following a Change in Control, the Company had terminated Mr. Billerbeck without Cause or if Mr. Billerbeck had terminated his employment with Good Reason on December 31, 2010. The closing price of our common stock on December 31, 2010 (the last day in fiscal 2010 that financial markets were open), was $6.06.

(5)	This amount is equal to 1.0 times the executive officer’s base salary plus 1.0 times the executive officer’s target cash award (without any pro rata reduction due to the month of the hypothetical termination because the plan year had been completed) under the 2010 Cash Incentive Plan.
(6)	This amount is equal to 1.0 times the executive officer’s base salary plus 1.0 times the executive officer’s target cash award (without any pro rata reduction) under the 2010 Cash Incentive Plan.
(7)	These amounts represent the aggregate value of the in-the-money stock options that would have become exercisable and RSUs that would have vested as a result of acceleration of vesting provided for in each executive officer’s employment agreement if, within 24 months following a Change in Control, the Company had terminated the executive officer without Cause or if the executive officer had terminated his employment with Good Reason on December 31, 2010. The closing price of our common stock on December 31, 2010 (the last day in fiscal 2010 that financial markets were open), was $6.06.
(8)	This amount is equal to 0.75 times the executive officer’s base salary plus 1.0 times the executive officer’s target cash award (without any pro rata reduction due to the month of the hypothetical termination because the entire plan year had been completed) under the 2010 Cash Incentive Plan.

2010 Director Compensation Table

The following table sets forth information concerning compensation of our non-employee directors for the fiscal year ended January 1, 2011.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(7)	Total ($)
Jones, Patrick S., Chairman	114,500	(1)	60,174	174,674
Coreson, David E.	47,500	(2)	60,174	107,674
Krishnamurthy, Balaji	46,500	(3)	60,174	106,674
Marz, W. Richard	53,500	(4)	60,174	113,674
Parker, Gerhard H.	39,000	(5)	60,174	99,174
Schwarz, Hans	38,000	(6)	60,174	98,174

(1)	Includes $60,000 retainer for serving as chairman of the board, $10,000 retainer for serving as chairman of the audit committee, $20,000 retainer as a member of the board of directors, and $24,500 in per meeting fees.
(2)	Includes $5,000 retainer for serving as chairman of the nominating and governance committee, $20,000 retainer as a member of the board of directors, and $22,500 in per meeting fees.
(3)	Includes $20,000 retainer as a member of the board of directors, and $26,500 in per meeting fees.
(4)	Includes $10,000 retainer for serving as chairman of the compensation committee, $20,000 retainer as a member of the board of directors, and $23,500 in per meeting fees.
(5)	Includes $20,000 retainer as a member of the board of directors, and $19,000 in per meeting fees.
(6)	Includes $20,000 retainer as a member of the board of directors, and $18,000 in per meeting fees.
(7)	The amounts provided in this column represent the full grant date fair value of the awards granted pursuant to our 2001 Outside Directors’ Stock Option Plan to each director and former director in the fiscal year ended January 1, 2011, determined in accordance with ASC 718, excluding the effect of any estimated forfeitures. The assumptions used to calculate the value of the option awards are set forth in Note 14 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended January 1, 2011. The aggregate number of option awards outstanding under our 2001 Outside Directors’ Stock Option Plan for each director as of the Company’s fiscal year end, January 1, 2011, is as follows: Mr. Jones 211,500, Mr. Coreson 211,500, Mr. Krishnamurthy 191,250, Mr. Marz 151,875, Mr. Parker 191,250, and Mr. Schwarz 112,500.

Narrative Discussion to Director Compensation Table

Option grants were awarded in 2010 to our directors pursuant to the terms of the Company’s 2001 Outside Directors’ Stock Option Plan. Under the 2001 Outside Director’s Stock Option Plan, outside directors receive a first grant of 90,000 stock options on the date of the first meeting of the Board after the director has joined the Board. The first grant becomes exercisable in installments cumulatively with respect to 25% of the optioned stock on the date of grant, and as to an additional 1/16 of the Optioned Stock each three months thereafter, so that 100% of the optioned stock shall be exercisable on the third anniversary of the date of grant, provided that the optionee continues to serve as a director on such dates. Under the 2001 Outside Director’s Stock Option Plan, directors also automatically receive replenishment grants of 22,500 options annually on the date of the third quarter meeting of the Board in each fiscal year, which grants become exercisable in installments cumulatively with respect to 25% of the Optioned Stock 27 months after the date of grant and as to an additional 25% of the optioned stock each three months thereafter, so that 100% of the optioned stock shall be exercisable on the third anniversary of the date of grant, provided that the Optionee continues to serve as a Director on such dates. The options have a term of ten years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our compensation committee during 2010 were Mr. Coreson, Mr. Krishnamurthy, Mr. Marz, and Mr. Schwarz. None of the members of the committee was or is one of our officers or employees, nor has any member of the committee had any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in this 2011 proxy statement filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommended to the board of directors that the Compensation Discussion and Analysis referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011 and this proxy statement for the 2011 annual meeting of stockholders.

Compensation Committee

W. Richard Marz, Chairman

David E. Coreson

Balaji Krishnamurthy

Hans Schwarz

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2010, there was not, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, five percent stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

The Company’s published Standards of Ethics and Conduct provide that as a general rule, employees should avoid conducting Company business or entering into any Company business agreements or arrangements with a relative or significant other, or with a business in which a relative or significant other has an influential role, and any other business agreements or arrangements that would be considered a related party transaction.

Under the Company’s Standards of Ethics and Conduct, if a related party transaction is to be entered into, it must be fully disclosed to the Chief Financial Officer in advance, and if determined to be material by the Chief Financial Officer, the transaction must be reviewed and approved in advance by the audit committee of the board of directors. Any related party transactions involving the Company’s directors or executive officers are, by definition, material, and as such, must be reviewed and approved, in writing and in advance, by the audit committee.

Any approved related party transactions must be structured and conducted in a manner such that no preferential treatment is given to the related party.

In addition, the Company’s published Director Code of Ethics provides that no director may receive any material personal profit or advantage in connection with any transaction involving the Company without disclosure and approval of the chairman of the nominating and governance committee (or other member of the nominating and governance committee, if the director in question is the chairman). Furthermore, no director may have a material personal or family financial interest in any Company supplier, customer, reseller or competitor that might cause divided loyalty, or the appearance of divided loyalty, without advance disclosure and approval by the nominating and governance committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth, as of March 10, 2011, information about (i) persons known to us to be the beneficial owners of more than five percent of our outstanding common stock, (ii) each director and named executive officer and (iii) all directors and executive officers as a group. The address for each of our executive officers and directors is 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of Shares)(1)		Percent of Class
BlackRock, Inc. 40 E. 52nd Street New York, NY 10022	7,079,610	(2)	6.01%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	7,039,746	(3)	5.97%
Dimensional Fund Advisors L.P. Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	6,363,592	(4)	5.4%
Sean P. Riley, Corporate Vice President & General Manager, High Density Solutions	241,073	(5)	*
Christopher M. Fanning, Corporate Vice President & General Manager, Low Density & Mixed Signal Solutions	200,823	(6)	*
Gerhard H. Parker, Director	190,625	(7)	*
Michael G. Potter, Corporate Vice President and CFO	164,823	(8)	*
Patrick S. Jones, Director	162,875	(9)	*
Balaji Krishnamurthy, Director	145,625	(10)	*
W. Richard Marz, Director	111,249	(11)	*
David E. Coreson, Director	81,875	(12)	*
Hans Schwarz, Director	64,125	(13)	*
Byron W. Milstead, Corporate Vice President & General Counsel	33,911	(14)	*
Darin G. Billerbeck, Director, President & CEO	0		*
Bruno Guilmart, former Director, President & CEO	0		*
All directors and executive officers as a group (11 persons)	1,478,104	(15)	1.3%

*	Less than one percent.
(1)	Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares, subject to community property laws where applicable.
(2)	Based solely on information contained in a Form 13G/A filed on February 7, 2011 by BlackRock, Inc., which reported sole voting and dispositive power as to 7,079,610 shares.
(3)	Based solely on information contained in a Form 13G filed on February 10, 2011 by The Vanguard Group, Inc., which reported sole voting power as to 165,604 shares, sole dispositive power as to 6,874,142 shares, and shared dispositive power as to 165,604 shares.
(4)	Based solely on information contained in a Form 13 G/A filed on February 11, 2011 by Dimensional Fund Advisors L.P., which reported sole voting power as to 6,220,224 shares and sole dispositive power as to 6,363,592 shares.
(5)	Includes 241,073 shares exercisable under options within 60 days of March 10, 2011.
(6)	Includes 167,454 shares exercisable under options and 2,194 RSUs vesting within 60 days of March 10, 2011.
(7)	Includes 140,625 shares exercisable under options within 60 days of March 10, 2011.

(8)	Includes 164,823 shares exercisable under options within 60 days of March 10, 2011.
(9)	Includes 160,875 shares exercisable under options within 60 days of March 10, 2011.
(10)	Includes 140,625 shares exercisable under options within 60 days of March 10, 2011.
(11)	Includes 101,249 shares exercisable under options within 60 days of March 10, 2011.
(12)	Includes 79,875 shares exercisable under options within 60 days of March 10, 2011.
(13)	Includes 61,875 shares exercisable under options within 60 days of March 10, 2011.
(14)	Includes 27,118 shares exercisable under options and 1,400 RSUs vesting within 60 days of March 10, 2011.
(15)	The number of shares beneficially owned by all of our directors and executive officers as a group includes 1,285,592 shares exercisable under options and 3,594 RSUs vesting within 60 days of March 10, 2011.

Equity Compensation Plan Information

The following table summarizes information, as of January 1, 2011, with respect to shares of our common stock that may be issued under our existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options assumed by us in connection with mergers and acquisitions. Footnote (5) to the table sets forth the total number of shares of our common stock issuable upon the exercise of those assumed options as of January 1, 2011, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	(A)		(B)		(C)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
	(in thousands except per share amounts)
Equity compensation plans:
Approved by security holders	9,837	(1)	$3.38	(3)	12,914	(2)
Not approved by security holders	—		—		—

Total(4)	9,837		$3.38		12,914

(1)	Consists of shares of our common stock issuable upon exercise of options or payment of RSUs under the 1996 Stock Incentive Plan, the 2001 Stock Plan and the 2001 Outside Directors’ Stock Option Plan. We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under our Employee Stock Purchase Plan.
(2)	Includes approximately 321,761 shares reserved for issuance under our Employee Stock Purchase Plan, which provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the six-month offering period or a purchase date applicable to such offering period, whichever is lower. Also includes approximately 10,529,722 shares reserved for issuance under our 1996 Stock Incentive Plan and approximately 1,931,986 shares reserved for issuance under our 2001 Stock Plan, which may be granted pursuant to stock options, stock appreciation rights, stock awards or restricted stock or units.
(3)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price. The weighted average exercise price also excludes the rights outstanding under our Employee Stock Purchase Plan.
(4)	The table does not include information for the stock options assumed by us in connection with mergers and acquisitions. At January 1, 2011, a total of 32,770 shares of our common stock were issuable upon exercise of those assumed options. The weighted-average exercise price of those assumed options is $10.91 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, for fiscal 2010, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has approved the appointment of KPMG LLP (“KPMG”) to act as our independent registered public accounting firm for the fiscal year ending December 31, 2011, subject to ratification of the appointment by the stockholders. Although ratification is not legally required, we are asking stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for our current fiscal year in the interest of good corporate governance.

Audit and Related Fees

Under its charter the audit committee reviewed and pre-approved all audit and permissible non-audit services performed by KPMG. The audit committee also reviewed and pre-approved the proposed fees to be charged by KPMG for such services, and ratified any increase in fees resulting from an increase in the scope of work to be performed. In its review of non-audit services, the audit committee considered whether the provision of such services was compatible with maintaining the independence of KPMG. The following table sets forth the fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for fiscal years 2010 and 2009, and fees billed for other services rendered by KPMG during those periods.

	2010	2009
Audit Fees(1)	$799,000	$785,000
Tax Fees(2)	24,000	—
All Other Fees	—	—

Total fees	$823,000	$785,000

(1)	This category includes fees billed for the audit of the annual financial statements included in our Annual Report on Form 10-K, review of the quarterly financial statements included in our quarterly reports on Form 10-Q, audit of our internal controls, issuance of consents and assistance with and review of documents filed with the SEC, for statutory audits of certain of our international subsidiaries and, for fiscal 2010, and also for accounting services related to our offer to exchange stock options completed during February 2009.
(2)	This category includes fees billed for tax compliance, tax planning and tax advice.

The audit committee reviews and approves in advance all audit and non-audit services provided by the Company’s independent registered public accounting firm (or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible). In this regard, the audit committee has the sole authority to approve the hiring and firing of the independent registered public accounting firm, and to determine all audit and non-audit engagement fees and terms with the independent registered public accounting firm.

The Audit Committee appoints the independent registered public accounting firm annually. Before appointing KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2011, the Audit Committee carefully considered that firm’s qualifications and performance during fiscal 2010.

Representatives of KPMG have been invited and are expected to attend the annual meeting, will be given the opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

Required Vote

The proposal to ratify the appointment of KPMG requires the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting. If the appointment of KPMG is not ratified, the audit committee will take the vote under advisement in evaluating whether to retain KPMG.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

ANNUAL REPORT

Our 2010 Annual Report was provided to our stockholders together with this proxy statement. We will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of our common stock at the close of business on March 10, 2011, an additional copy of our Annual Report on Form 10-K for our most recent fiscal year filed with the SEC on March 10, 2011, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

OTHER BUSINESS

The board of directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the board of directors may recommend or if no such recommendation is given, in the discretion of such persons.

METHOD AND COST OF SOLICITATION

The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, certain of our employees, for no additional compensation, may request the return of proxies personally or by telephone, fax, or e-mail. We will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of our stock to execute proxies. The Company may also engage the services of a third party firm to aid in the solicitation of proxies.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in the proxy statement relating to next year’s annual meeting, a stockholder proposal must be received at our principal executive offices no later than December 14, 2011. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

Other Stockholder Proposals and Director Nominations

If a stockholder wishes to present a stockholder proposal at our next annual meeting that is not intended to be included in the proxy statement or to nominate a person for election to our board of directors at the annual meeting, the stockholder must provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

(1)	not earlier than the close of business on December 14, 2011; and

(2)	not later than the close of business on January 13, 2012.

If the date of the next annual meeting is changed by more than 30 days from the anniversary of this year’s annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 or of a nomination for election to our board of directors must be received no later than the close of business on the later of 120 days prior to the meeting and 10 days after public announcement of the meeting date. Notices of intention to present proposals or to nominate persons for election to our board of directors at the next annual meeting should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals.

Multiple Copies of Proxy Materials

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or annual reports. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card that you receive.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our 2010 Annual Report to Stockholders and this proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact us to request a separate copy. Your request may be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, or you may contact the Secretary at (503) 268-8000 or by sending an email message to byron.milstead@latticesemi.com with “Request for Proxy Materials” in the subject line and provide your name and address. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address, phone number and e-mail address to request delivery of a single copy of these materials.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the meeting, please vote your shares as soon as possible. You can vote your shares over the Internet or by telephone. In addition, if you receive a proxy card by mail, you can vote by signing and dating the proxy card and returning it in the envelope provided.

By Order of the Board of Directors

Byron W. Milstead

Secretary

Hillsboro, Oregon

April 13, 2011

APPENDIX A

LATTICE SEMICONDUCTOR CORPORATION

2011 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan is to attract, retain and motivate directors of the Company by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1	Administration of the Plan

The Plan shall be administered by the Board.

3.2	Administration and Interpretation by Board

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Board shall have full power and exclusive authority to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (ix) delegate ministerial duties to such of the Company’s employees as it so determines; and (x) make any other determination and take any other action that the Board deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Board have the right, without stockholder approval, to (i) lower the price of an option after it is granted, except in connection with adjustments provided in Section 15.1; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an option at a time when its strike price exceeds the fair market value of the underlying stock, in exchange for cash, another option, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Board, whose determination shall be final.

(d) Decisions of the Board shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, a maximum of 750,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2	Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Board shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

SECTION 5. ELIGIBILITY

An Award may be granted to any non-employee director of the Company whom the Board from time to time selects.

SECTION 6. AWARDS

6.1	Form, Grant and Settlement of Awards

The Board shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Board shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Board shall deem advisable and that are not inconsistent with the Plan.

6.3	Dividends and Distributions

Participants may, if the Board so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Board in its sole discretion. The Board may apply any restrictions to the dividends or dividend equivalents that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A. Also notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (i) be paid at the same time they are paid to other shareholders and (ii) comply with or qualify for an exemption under Section 409A.

SECTION 7. OPTIONS

7.1	Grant of Options

The Board may grant Options designated as Nonqualified Stock Options.

7.2	Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4	Exercise of Options

(a) The Board shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Board at any time.

(b) To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Board, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Board, accompanied by payment in full as described in Sections 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Board.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Board for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f) such other consideration as the Board may permit.

7.6	Effect of Termination of Service

The Board shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Board at any time.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1	Grant of Stock Appreciation Rights

The Board may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Board shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Board determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2	Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Board as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Board in its sole discretion.

8.3	Waiver of Restrictions

The Board, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Board shall deem appropriate.

SECTION 9. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

9.1	Grant of Stock Awards, Restricted Stock and Stock Units

The Board may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Board shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2	Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Board (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

9.3	Waiver of Restrictions

The Board, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Board shall deem appropriate.

SECTION 10. OTHER STOCK-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Board deems appropriate, the Board may grant other incentives payable in shares of Common Stock under the Plan.

SECTION 11. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, the Board, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Board shall specify.

SECTION 12. ADJUSTMENTS

12.1	Adjustment of Shares

(a) In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Board shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan;

(ii) the maximum number and kind of securities set forth in Section 4.3; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Board, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(b) Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Board in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Board, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

12.3	Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Board shall determine otherwise in the instrument evidencing the Award or in a written services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a) All outstanding Awards shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control.

(b) Notwithstanding the foregoing, the Board, in its sole discretion, may instead provide in the event of a Change in Control that is a Company Transaction that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Board in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Board in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(c) For the avoidance of doubt, nothing in this Section 12.3 requires all outstanding Awards to be treated similarly.

12.4	Further Adjustment of Awards

Subject to Sections 12.2 and 12.3, the Board shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Board, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Board may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Board may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

15.5	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6	Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

15.7	Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 12 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 12 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 13. AMENDMENT AND TERMINATION

13.1	Amendment, Suspension or Termination

The Board or the Compensation Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board. Subject to Section 13.3, the Board may amend the terms of any outstanding Award, prospectively or retroactively.

13.2	Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

13.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Notwithstanding the foregoing, any adjustments made pursuant to Section 12 shall not be subject to these restrictions.

SECTION 14. GENERAL

14.1	No Individual Rights

(a) No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

(b) Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

14.2	Issuance of Shares

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c) As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Board may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(d) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

14.3	Indemnification

(a) Each person who is or shall have been a member of the Board, or a Board appointed by the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the

Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

(b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

14.4	No Rights as a Stockholder

Unless otherwise provided by the Board or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or Restricted Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

14.5	Compliance with Laws and Regulations

The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Board, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Board makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

14.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Board may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to

Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

14.7	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

14.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

14.9	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Board’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.10	Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Oregon without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Oregon.

14.11	Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 15. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the stockholders of the Company.

DEFINITIONS

As used in the Plan,

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Board from time to time.

“Board” means the Board of Directors of the Company.

“Change in Control,” unless the Board determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of [50]% or more of either (1) the number of then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) an acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction;

(b) a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c) consummation of a Company Transaction.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, par value $0.01, of the Company.

“Company” means Lattice Semiconductor Corporation, a Delaware corporation.

“Company Transaction,” unless the Board determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company;

(b) a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets,

excluding, however, in each case, a transaction pursuant to which

(i) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, [50]% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Disability,” unless otherwise defined by the Board for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Board, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 15.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Board using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Board completes the corporate action authorizing the grant of an Award or such later date specified by the Board and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incumbent Board” has the meaning set forth in the definition of “Change of Control.”

“Nonqualified Stock Option” means an Option granted pursuant to Section 7.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change in Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change in Control.”

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Plan” means the Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Board.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Board or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Section 409A” means Section 409A of the Code.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are not subject to restrictions prescribed by the Board.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 9.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Board, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Board determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor, or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Board as the date from which an Award begins to vest.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS SUMMARY PAGE

Date of Board Action	Action	Section/ Effect of Amendment	Date of Stockholder Approval
March 4, 2011	Initial Plan Adoption		, 2011

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

LATTICE SEMICONDUCTOR CORPORATION	INTERNET http://www.proxyvoting.com/lscc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

93657

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2, 3 AND 5, AND “3 YEARS” ON ITEM 4.	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote “FOR” items 1, 2, 3 and 5.

The Board of Directors recommends a vote for every “3 Years” on item 4.

1.	ELECTION OF DIRECTORS	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
Nominees: 01 Darin G. Billerbeck 02 David E. Coreson 03 Patrick S. Jones 04 W. Richard Marz 05 Gerhard H. Parker 06 Hans Schwarz		☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	Proposal to approve the Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan	☐	☐	☐

3.	Advisory vote on named executive officer compensation.	☐	☐	☐

The Board of Directors recommends a vote FOR Shareholder approval every 3 years.

	1 year	2 years	3 years	Abstain

4.	Executive Compensation Frequency Shareholder Vote ☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN

5.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐

		Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Lattice Semiconductor Corporation account online.

Access your Lattice Semiconductor Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Lattice Semiconductor Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	Make address changes
•	View certificate history	•	Obtain a duplicate 1099 tax form
•	View book-entry information

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/lscc

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PROXY

LATTICE SEMICONDUCTOR CORPORATION

Annual Meeting of Stockholders — May 3, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Patrick S. Jones and Byron W. Milstead, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Lattice Semiconductor Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 3, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	93657